UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023 (November 21, 2023)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

$250,000 Unsecured Note Financing

On November 21, 2023, Aclarion, Inc. (the “Company”, “we” and “us”) entered into a securities purchase agreement with accredited investors for an unsecured non-convertible note financing. The Company has received $250,000 of gross proceeds in connection with the closing of this financing.

The securities purchase agreement contains customary representations and warranties and agreements and obligations of the parties.

In connection with this note financing, the Company will also issue to the investors (as more fully described below) certain (i) common stock warrants and (ii) certain shares of common stock as a commitment fee.

The proceeds of this note financing will be used for general corporate purposes.

Terms of the Notes

The notes will have a 15% original issue discount. The aggregate principal amount of the notes is $294,117.65. The notes have an 8% interest rate and will mature April 19, 2024. The notes are unsecured. The notes are not convertible.

The notes may be prepaid by the Company at any time without penalty. If the Company completes one or more qualified offerings of securities, then the notes become redeemable at the option of the investor.

After an event of default, the interest rate on the notes increases to 15%, and the notes become redeemable (at the option of the investor) at a redemption premium of 25%.

Terms of the Warrants

In connection with the closing, the Company issued to the investors 744,890 common stock warrants with a five-year term and an initial exercise price of $0.2865 per share.

The per share exercise price of the warrants is subject to a “full ratchet” adjustment of the warrant exercise price if the Company issues securities while the notes are outstanding at an effective per share price lower than the warrant exercise price then in effect.

Investor Commitment Shares

In connection with the closing, the Company will issue to the investors 148,978 shares of common stock as a commitment fee.

Placement Agent Pre-Funded Fee Warrants

In connection with the closing, the Company will issue to its placement agent pre-funded warrants for 25,210 shares of common stock as a placement agent fee.

These pre-funded warrants will not be exercisable for six months after the date of issue.

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Registration Rights Agreement

Pursuant to a registration rights agreement, the Company has agreed to file, not later than the 30th day following the closing, with the Securities and Exchange Commission a registration statement (the “Registration Statement”) relating to the resale by the investors of (i) all of the commitment shares, and (ii) all of the shares of Common Stock issuable upon the exercise of the warrants. The Company shall use its best efforts to cause the Registration Statement to be declared effective as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement continuously effective thereafter.

* * * * * *

The foregoing description of the securities purchase agreement, the notes, the warrants and the registration rights agreement is qualified in its entirety by reference to the full text of those agreements, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act afforded by Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement dated November 21, 2023
10.2	Form of Unsecured Non-Convertible Note dated November 21, 2023
10.3	Form of Common Stock Warrant dated November 21, 2023
10.4	Form of Registration Rights Agreement dated November 21, 2023
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

November 22, 2023	By:	/s/ John Lorbiecki
Name: John Lorbiecki
Title: Chief Financial Officer

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